Exhibit 99.01

Investview (“INVU”) Reports Strong Year over Year Growth

in Third Quarter Fiscal 2021 Financial Results

●	$7.9 million net revenue for 3rd quarter (a $2.9m or 59% increase year over year)

●	$1.7 million net income for 3rd quarter (an increase of $5.5m or 145% year over year)

●	$1.4 million increase in cash, cash equivalents, and restricted cash during the nine months ended December 31, 2020 (from $137k at March 31, 2020 to $1.6m at December 31, 2020)

●	$12 million decrease in current liabilities during the nine months ended December 31, 2020 (from $20.7m at March 31, 2020 to $8.7m at December 31, 2020)

●	$45.6 million reduction in future debt obligations

Eatontown, NJ, February 16, 2021 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, has released its financial report (Form 10-Q) for the third quarter of fiscal 2021.

“It was a strong third quarter across our product portfolio with consistent month over month growth. This is a testament to Investview, to execute on our mission to diversify into profitable sectors and provide education and access to leading edge technology, information, and financial tools that empower individuals to improve their quality of life. The world is changing before our eyes and everything we expected to happen with the maturity of financial technology is happening at an accelerated rate. From balancing a checkbook to trading bitcoin, we are preparing individuals worldwide to improve their financial status and provide the education and technology to do it” said Joe Cammarata, Investview CEO.

Investview has refocused the company’s objectives and subsidiaries to drive fintech objectives. The four pillars of this initiative include mining, education, financial trading tools and the newly announced ndau digital currency product packages. Our activities in support of digital currency and blockchain technologies is currently supporting our revenue growth, but more importantly, it is supporting the financial technology platforms that will enable individuals around the world to become “bankable.”

Mario Romano, Director of Finance added, “Our third quarter results demonstrate the impact of the changes we have made over the last twelve months. We are accelerating our revenue growth and increasing our productivity. We see the shift in the global financial landscape and stand ready to do our part in educating retail self-directed investors in taking part in this evolution.”

Third Quarter Fiscal 2021 Financial Highlights

●	Consolidated net revenue increased $2.9 million, or 59% from $5 million to $7.9 million

●	Consolidated net income increased $5.5 million, or 145%, from a net loss of $3.8 million to net income of $1.7 million

Nine Months Ended 12/31/20 Fiscal 2021 Financial Highlights

●	Cash, cash equivalents, and restricted cash increased $1.4 million from $137k to $1.6 million

●	Consolidated current liabilities decreased $12 million from $20.7 million to $8.7 million

●	Future debt obligations were reduced by $45.6 million

Management Commentary

The company’s ability to navigate the challenges posed by COVID-19 and take necessary definitive actions to protect and preserve business operations assisted in the positive performance for Q3 of fiscal 2021. This included the discontinuation of the APEX program on June 30th, 2020 which had created a total debt obligation in excess of $65 million, of which $23 million had been recorded on our balance sheet with another $42 million of interest expense to be recorded in the subsequent five years. Management was able to successfully buy back our obligations under the APEX program during the three months ended December 31st, 2020 in exchange for promissory notes totaling $19.5 million, resulting in a $45.56 million reduction in our total debt obligations, of which $3.9 million was recorded as a gain on settlement of debt during the three months ended December 31, 2020 and the remaining $42 million will be eliminated from our future interest expense. While this restructure of our debt obligations contributed to the decrease of only $864k in total liabilities, from $24.6 million as of March 31, 2020 to $23.8 million as of December 31, 2020, the savings of $42 million in interest expense over the next 5 years is worthwhile.

“We are extremely pleased with our performance for the three quarters of fiscal 2021 which were delivered in a highly challenging operation environment amidst the COVID-19 pandemic. We are executing our multi-year plan and we are pleased to see it generating revenue and profitability,” added Joe Cammarata, CEO.

Business Outlook

Based on recent events that have unfolded in the on-line retail investor space, we see that the need has never been greater for comprehensive investor education which we currently deliver in over 100 countries worldwide. The growth of individual self-directed investors due to social media and other information forums turns our focus to the planned ownership of an on-line broker dealer dedicated to meeting the needs of this trader profile. (Reference: Investview (“INVU”) Enters Into $11 Million Stock Purchase with Strategic Fintech Partner Press Release April, 2020) With the ability to educate and identify the tools required by today’s multi-generational investor base, we are provided a unique opportunity to deliver a leading edge trade experience.

While the magnitude and duration of the COVID-19 pandemic and its impact on general economic conditions remains uncertain, the Company is continuing to monitor the impact of the outbreak on its operations and financial condition. Please note that ongoing uncertainties surrounding the impact of COVID-19 on the Company’s business, which may include the economic impact on its operations, raw material costs, consumers, suppliers, vendors, and other factors outside of its control, may have a material adverse impact on the Company’s financial outlook.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Mario Romano
Phone Number: 732.889.4308
Email: pr@investview.com